Exhibit P.2

Blackstone Real Estate Income Fund II

Subscription Agreement

This “Subscription Agreement” relates to subscriber’s (“Subscriber”) subscription for shares (“Shares”) in Blackstone Real Estate Income Fund II (the “Fund”) and is intended to be read in conjunction with the accompanying Signature Pages. By executing and submitting the Signature Pages, Subscriber makes and affirms all of the certifications, representations, warranties, agreements, acknowledgements and undertakings set forth in this Subscription Agreement. Subscriber agrees that to the extent there is an inconsistency between this Subscription Agreement and the Signature Pages, the terms of this Subscription Agreement shall control.

The completed Signature Pages are due seven (7) business days before the end of the month. The subscription amount and any available placement fee amount or sales load must be available in the Subscriber’s account five (5) business days before the end of the month.

1.	Subscriber Qualification and Certification as a Qualified Client

The Subscriber hereby certifies that the Subscriber is an eligible “qualified client” (“Qualified Client”), as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended at the time their Subscription Agreement is entered into, at the time of the Subscriber’s investment in the Fund because the Subscriber satisfies one or more of the following categories of Qualified Clients:

(a)	The Subscriber is a natural person who, or a company that, immediately after entering into this Subscription Agreement has at least $1,000,000 under the management of Blackstone Real Estate Income Advisors L.L.C.;

(b)	The Subscriber is a natural person who, or a company that, Blackstone Real Estate Income Advisors L.L.C. reasonably believes, immediately prior to entering into this Subscription Agreement, either:

i.	Has a net worth (together, in the case of a natural person, with assets held jointly with a spouse) of more than $ 2,000,000 at the time this Subscription Agreement is entered into; or

ii.	Is a “qualified purchaser” as defined in section 2(a)(51)(A) of the Investment Company Act of 1940, as amended at the time this Subscription Agreement is entered into; or

(c)	The Subscriber is natural person who immediately prior to entering into this subscription agreement is:

i.	An executive officer, director, trustee, general partner, or person serving in a similar capacity, of Blackstone Real Estate Income Advisors L.L.C.; or

ii.	An employee of Blackstone Real Estate Income Advisors L.L.C. (other than an employee performing solely clerical, secretarial or administrative functions with regard to the investment adviser) who, in connection with his or her regular functions or duties, participates in the investment activities of such investment adviser, provided that such employee has been performing such functions and duties for or on behalf of Blackstone Real Estate Income Advisors L.L.C., or substantially similar functions or duties for or on behalf of another company for at least 12 months.

BREIF2-SA-12-14	BREIF II Dec. 2014

Blackstone Real Estate Income Fund

Subscription Agreement

2.	Other Certifications

The Subscriber understands that it may be a violation of state and federal law for the Subscriber to provide this certification if Subscriber knows that it is not true. The Subscriber has read the Fund’s most recently updated prospectus, statement of additional information and any appendices thereto, including the investor qualification and investor suitability provisions, as contained therein. The Subscriber understands that an investment in the Fund involves a considerable amount of risk and that some or all of the investment may be lost. The Subscriber understands that an investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the investment and should be viewed as a long-term investment.

The Subscriber is aware of the Fund’s limited provisions for transferability and withdrawal and has carefully read and understands the “Repurchases and Transfers of Shares” provisions in the prospectus.

The Subscriber agrees to indemnify and hold harmless the Fund, the Trustees of the Fund, Blackstone Real Estate Income Advisors L.L.C., each other shareholder of the Fund and their respective affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any transfer of the Shares made by the Subscriber in violation of the provisions described under “Repurchases and Transfers of Shares” in the prospectus or any misrepresentation made by undersigned in connection with any transfer of the Shares.

If the Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA” and such plan a “Benefit Plan”) and is executing this application on behalf of a Benefit Plan fiduciary as defined in section 3(21) of such act (a Fiduciary) , the Subscriber represents and warrants that the Subscriber has considered the following with respect to the Benefit Plan’s investment in the Fund and has determined that, in review of such considerations, the investment is consistent with the Fiduciary’s responsibilities under ERISA: (i) the fiduciary investment standards under ERISA in the context of the Benefit Plan’s particular circumstances; (ii) the permissibility of an investment in the Fund under the documents governing the Benefit Plan and the Fiduciary; and (iii) the risks associated with an investment in the Fund and the fact that the Benefit Plan may be unable to redeem the investment, although the Fund may repurchase the investment at certain times and under certain conditions set forth in the prospectus.

The Subscriber represents and warrants that it is not a current or former senior political figure1 or politically exposed person.2

[1]	A “senior foreign political figure” is defined as (a) a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a current or former senior official of a major non-U.S. political party, or a current or former senior executive of a non-U.S. government-owned commercial enterprise; (b) a corporation, business, or other entity that has been formed by, or for the benefit of, any such individual; (c) an immediate family member of any such individual; and (d) a person who is widely and publicly known (or is actually known by the Subscriber) to be a close associate of such individual. For purposes of this definition, a “senior official” or “senior executive” means an individual with substantial authority over policy, operations, or the use of government-owned resources; and “immediate family member” means a spouse, parents, siblings, children and spouse’s parents or siblings.
[2]	A “politically exposed person” (“PEP”) is defined as “individuals who are or have been in the past entrusted with prominent public functions in a foreign country.” This definition of PEPs would include heads of state or of government, senior politicians, senior government, judicial or military officials, senior executives of state owned corporations and important political party officials. “Financial Action Task Force on Money Laundering: The Forty Recommendations” at
http://www.fatf-gafi.org/dataoecd/42/43/33628117.PDF (June 20, 2003).

BREIF2-SA-12-14	2	BREIF II Dec. 2014

Blackstone Real Estate Income Fund

Subscription Agreement

The Subscriber is not a retirement, pension or similar plan or trust (collectively, a “Pension Plan”) which is established by a state, or a municipality of such state, that prohibits the use of placement agents or finders in connection with investments by such state’s or municipality’s Pension Plans.

If the Subscriber is signing on behalf of an entity, the Subscriber represents and warrants that the Subscriber is duly authorized to execute this account application and to conduct transactions in this account on behalf of that entity.

The Subscriber is purchasing Shares for its own account, and not with a view to the distribution, assignment, transfer or other disposition of the Shares.

The Subscriber authorizes the Fund to use other sources of information, including obtaining a credit report or other financial responsibility report about the Subscriber, at any time to verify the information provided herein and to determine the identity of the owners of the account. The Subscriber understands that, upon written request, the Fund will provide the Subscriber the name and address of any such credit agency used.

The Subscriber understands that the Shares of the Fund are not deposits or obligations of any bank, are not guaranteed by any bank, are not insured by the FDIC or any other agency and involve investment risks, including possible loss of the principal amount invested.

All information provided herein is true, accurate and complete, and may be relied upon by the Fund until otherwise notified. The Subscriber agrees to (1) notify Blackstone Advisory Partners L.P. (“Blackstone”) by calling 1-888-386-9490 and Merrill Lynch, Pierce, Fenner & Smith Inc and (2) promptly contact Blackstone and Merrill Lynch, Pierce, Fenner & Smith Inc in writing whenever there has been a change that would affect the representations or account information provided herein.

If the Subscriber is purchasing Shares to be held within a brokerage account, any proceeds from future tenders for repurchase will generally need to be returned to that brokerage account. In any event, the Subscriber understands that the tender offer documents will provide further detail of any options that may be available to the Subscriber in connection with such repurchase offers.

The Subscriber understands that Subscriber’s Investment Professional may receive compensation with respect to clients that have invested in the Fund for as long as such clients remain invested in the Fund.

By signing below, the Subscriber understands that the Fund and its affiliates are relying on the certification and agreements made herein in determining the Subscriber’s qualification and suitability as an investor in the Fund. The Subscriber understands that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make the certifications herein, and agrees to indemnify the Fund, Blackstone Real Estate Income Advisors L.L.C., the Trustees of the Fund and/or any of their affiliates and hold harmless from any liability that the Fund, Blackstone Real Estate Income Advisors L.L.C., the Trustees of the Fund and/or any of their affiliates may incur as a result of this certification being untrue in any respect.

By signing the accompanying Signature Pages, the Subscriber hereby executes as a shareholder and agrees to be bound by the Fund’s policies as disclosed in the Fund’s organizational and disclosure documents.

The Subscriber hereby acknowledges and agrees that, without the consent of Blackstone Real Estate Income Advisors L.L.C., the Fund’s investment adviser, the Subscriber shall not (a) reproduce or distribute any information relating to the Fund, in whole or in part, or (b) disclose or cause to be disclosed any such information to any person nor use any such information for its own purposes or its own account, except in connection with its investment in the Fund and except as otherwise required by any regulatory authority, law or regulation, or by legal process. Notwithstanding the foregoing or anything else in this Subscription Agreement to the contrary, the Subscriber (and each employee, representative, or other agent of the Subscriber) may disclose to any and all persons, without limitation of any kind, the federal income tax treatment and tax structure of (i) the Fund and (ii) any of its transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the Subscriber relating to such tax treatment and tax structure.

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Blackstone Real Estate Income Fund

Subscription Agreement

The Subscriber hereby acknowledges that the Fund may repurchase all or any portion of a shareholder’s Shares or cause a shareholder to sell all or a portion of its Shares to another shareholder without the shareholder’s consent in certain circumstances. See “Repurchases and Transfers of Shares—Forced Redemption” in the Fund’s prospectus dated January 24, 2014, and in any supplement or amendment thereto.

3.	ERISA

ACCEPTANCE OF INVESTMENTS ON BEHALF OF ERISA PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS IS IN NO RESPECT A REPRESENTATION BY BLACKSTONE Real Estate Income Advisors L.L.C. OR MERRILL LYNCH, PIERCE, FENNER & SMITH INC THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The Subscriber, Fiduciary, or other representative hereby certifies and warrants that: (a) he/she has full power and authority from or on behalf of the plan or account named in the Signature Pages (i) to complete, execute, and deliver the Signature Pages (subject to this Subscription Agreement); and (ii) to make the statements, representations, and warranties made herein and in the Signature Pages; and (b) the investment in Blackstone Real Estate Income Fund specified is authorized under applicable law and the governing documents of the plan or account, and has been affirmatively authorized under any applicable procedures, and is legally permissible.

BREIF2-SA-12-14	4	BREIF II Dec. 2014

Subscription Agreement

Signature Pages - U.S. Investors

Document No.:	Client Account No.:

Subscriber Name:	Production No. / UST CAI No.:

Instructions for Placing a Purchase Order for Alternative Investments at Bank of America

After delivering the offering materials for the Fund(s) to the client (“Client”), the Financial Advisor, Portfolio Manager or registered representative (each, an “Investment Professional”) needs to:

Step 1. REVIEW client information

Review all pages of this document for accuracy and completeness prior to delivering to the client.

Step 2. DISCUSS with your client

Ensure your client understands, verifies and completes all sections of this document before signing.

Step 3. SIGN and DATE

Your client must sign and date the document. (For fiduciary accounts, instructions for signing requirements are included in the offering kits of each Fund.)

Step 4. SCAN and SUBMIT

Scan the completed and signed document to your desktop and submit it through the Dashboard on the Alternative Investments Website.

Investment Professional Attestation

The undersigned Investment Professional hereby certifies that the Subscriber is known to and is a client of the Investment Professional, and has had substantive discussions with the Subscriber regarding the Subscriber’s investment objectives. The Investment Professional confirms that he/she has a reasonable basis for believing (i) that all of the representations made by the Subscriber in the Subscription Agreement are true and correct, (ii) based on information obtained from the Subscriber concerning the Subscriber’s investment objectives, other investments, financial situation and needs, and any other information known to the Investment Professional, that an investment in the Fund(s) is suitable for the Subscriber, and (iii) that the Subscriber’s contact information on record with the selling agent and as noted on these Signature Pages is true and correct.

The Investment Professional confirmed that the Subscriber is aware of the financial terms and risks applicable to an investment in each Fund and the specific class(es) and series of units or shares (or other form of interest) issued by each Fund in which the Subscriber is seeking to invest.

Name
Investment Professional Signature	Date

Document No.:	Client Account No.:	Production No. / UST CAI No.:

Subscriber Name:		1 of 5

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Document No.:	Client Account No.:	Production No. / UST CAI No.:

Subscriber Name:

Registration / Client Account Details

Name
Account Classification	Taxpayer Identification No.	Account to Debit
Primary Address

Attention!
The Fund will not accept a P.O. Box as the Primary Address. If the address above is a P.O. Box, please handwrite in a physical mailing address on the additional lines provided.

Exempt Payee Code

Subscriber Eligibility

By checking the box(es) below, the Subscriber hereby certifies that:

Qualified Client

The Subscriber has read the definition of a “Qualified Client” set forth in each Fund’s Subscription Agreement (if applicable) and certifies that the Subscriber satisfies one or more of the requirements set forth therein. If the Subscriber is an entity (other than a trust) and (i) is a “Qualified Client” because each beneficial owner of the Subscriber is a “Qualified Client,” the Subscriber represents and warrants that it has confirmed that each beneficial owner of the Subscriber is a “Qualified Client” in its own right, (ii) was not formed for the specific purpose of investing in the Fund, and (iii) the Fund, based on this representation, has a reasonable basis to accept the Subscriber as a “Qualified Client.”

☒ Qualified Client

Document No.:	Client Account No.:	Production No. / UST CAI No.:

Subscriber Name:		2 of 5

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Document No.:	Client Account No.:	Production No. / UST CAI No.:

Subscriber Name:

Order Details

These Subscription Agreement Signature Pages (or “Signature Pages”) relate to your subscription to one or more investment funds (each, a “Fund”). The term “Fund” or “Funds” as used herein refers to each investment fund for which you are subscribing as set forth on this page. By executing these Signature Pages, you acknowledge and agree that you have received and reviewed the Fund’s current Subscription Agreement, of which these Signature Pages form an integral part.

An investment in the Fund(s) is suitable only for sophisticated Investors who have the financial resources and the willingness to accept the substantial risks associated with such an investment and for whom an investment in the Fund(s) does not constitute a complete investment program. The risks associated with an investment in the Fund(s) are described in each Fund’s prospectus, statement of additional information, offering memorandum and/or disclosure document, as applicable (including all parts, supplements, appendices and exhibits thereto, an “Offering Memorandum”).

Fund Name:

PPM #	Qualification	Order Type	Unit / Share Class

Regulated Investment Company (RIC) Fund Questions

By checking the box(es) below, the Subscriber hereby certifies that:

Dividend / Distribution Reinvestment Plan

The Subscriber acknowledges and agrees that, unless the Subscriber wishes to opt-out of the Fund’s automatic dividend / distribution reinvestment plan and notifies their Investment Professional accordingly, all dividends payable by the Fund to the Subscriber will be automatically reinvested by the Fund in additional units/shares of the Fund.

☒ I acknowledge and agree.

Cost Basis: First In, First Out

The Subscriber acknowledges and agrees that, unless the Subscriber wishes to make an election other than “first in, first out” method and notifies their Investment Professional accordingly, the Fund will use the “first in, first out” method as its default methodology for calculating cost basis, performing the required reporting and reporting information on the Subscriber’s Form 1099-B.

☒ I acknowledge and agree.

Document No.:	Client Account No.:	Production No. / UST CAI No.:

Subscriber Name:		3 of 5

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Document No.:	Client Account No.:	Production No. / UST CAI No.:

Subscriber Name:

Client Attestations

By checking the box(es) below, the Subscriber hereby certifies that:

BofA Additional Compensation / Managed Accounts

The Subscriber acknowledges that Bank of America Corporation or its affiliates (together “BofA”) may receive additional compensation from the Fund, the manager or an affiliate thereof in connection with the Subscriber’s investment in the Fund. The Subscriber agrees to the receipt by BofA of this additional compensation, and acknowledges the conflicts of interests associated with the receipt of such additional compensation. If the Subscriber is subscribing for interests in the Fund through an eligible managed account program, the Subscriber confirms that he, she or it is a client of an eligible managed account program.

☒ I acknowledge and agree.

Transacting Business through BofA Investment Professional

The Subscriber understands and acknowledges that all subscription, redemption and transfer (each a “transaction”) requests must be made through the client’s Investment Professional and that the Subscriber may not submit transaction requests directly to the Fund.

☒ I acknowledge and agree.

Government Entity / SEC Rule 206(4)-5 “Pay to Play”

The Subscriber acknowledges and agrees that it is not a “Government Entity” as such term is defined below.

A Government entity, as defined in Rule 206(4)-5 of the Investment Advisers Act of 1940, is (i) an agency, authority, or instrumentality of a State (which includes the United States, the District of Columbia, Puerto Rico, the Virgin Islands, or any other possession of the United States) or political subdivision, (ii) a pool of assets sponsored or established by a State or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “defined benefit plan” as defined in Section 414(j) of the Internal Revenue Code of 1986, as amended (the “Code”), or a State general fund, (iii) a plan or program of any governmental entity, including, without limitation, any participant-directed investment program or plan sponsored or established by a State or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “qualified tuition plan” authorized under Section 529 of the Code, a retirement plan authorized by Section 403(b) or Section 457 of the Code or any similar program or plan, or (iv) an officer, agent or employee of a State or political subdivision or any agency, authority or instrumentality thereof, acting in such official capacity.

☒ I acknowledge and agree.

Document No.:	Client Account No.:	Production No. / UST CAI No.:

Subscriber Name:		4 of 5

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Document No.:	Client Account No.:	Production No. / UST CAI No.:

Subscriber Name:

Signature

By executing and submitting these Signature Pages, the Subscriber represents that (a) if an individual, the Subscriber is at least 21 years old and legally competent; (b) if an Entity; (i) the Subscriber has been duly formed, is validly existing and is in good standing under the laws of the jurisdiction of its formation with full power and authority to enter into the transactions contemplated by each Fund’s Offering Memorandum, including the purchase of units/shares or other form of interest in such Fund; (ii) based upon a review of the Subscriber’s constitutional documents and/or based on consultation with counsel or Investment Professionals, the Subscriber is authorized to invest in each Fund; and (iii) the Signatory has been authorized by the Subscriber to execute and deliver these Signature Pages submitted by the Subscriber; (c) the Subscriber has received and read each Fund’s Offering Memorandum; (d) the Subscriber has received, read and understood, and agrees to each and every term of the Subscription Agreement including any accompanying supplements of each Fund; (e) these Signature Pages have been or will be duly and validly authorized, executed and delivered by the Subscriber; (f) the Subscriber makes and affirms all of the certifications, representations, warranties, agreements, acknowledgements and undertakings set forth in each Fund’s Subscription Agreement; (g) the Subscriber’s execution of these Signature Pages will constitute for all purposes the Subscriber’s execution of the Subscription Agreement of each Fund; and (h) these Signature Pages (including the Subscription Agreement) submitted by or on behalf of the Subscriber, pursuant to a power of attorney, constitute or will constitute the valid, binding and enforceable agreement of the Subscriber.

Suitability and Nature of Investment

The Subscriber understands that an investment in the Fund(s) is speculative, illiquid (not listed or traded and subject to substantial restrictions on transferability, resale, redemptions, or other liquidity terms) and long-term, and does not constitute — either alone or together with any one or more other Funds — a complete investment program. The Subscriber confirms that the Subscriber has (either alone or with the Subscriber’s Investment Professional(s), if any) sufficient knowledge and expertise to be able to evaluate the merits and risks of investing in the Fund(s). The subscriber has considered the speculative and illiquid nature of an investment in the Fund(s) within the context of the Subscriber’s total portfolio, understands an investment in the Fund(s) is only suitable, if at all, for a limited portion of the risk segment of the Subscriber’s overall portfolio, and is willing and financially able to bear the various risks of such an investment, including the risk of total loss.

Important Notice: The USA PATRIOT Act

In order to fight the funding of terrorist activity and money laundering, the selling agent, like other financial institutions, is required by law to obtain, verify, and record information that identifies each person who opens an account, including legal persons such as corporations and partnerships. When an account is opened, the selling agent asks for information to identify the person opening the account and in some cases the persons controlling the account. The selling agent may also ask for identifying corporate documentation. Such information, like all customer information, is confidential as required by law. The Subscriber hereby specifically confirms and acknowledges its certifications, representations, warranties and covenants contained in each Fund’s Subscription Agreement, if any.

Internal Revenue Code Certification

The Subscriber hereby represents, warrants and certifies as follows (a) under penalties of perjury, by signature below, the Subscriber certifies that the Social Security/Taxpayer ID Number set forth in these Signature Pages is the true, correct and complete Social Security/Taxpayer ID Number of the Subscriber, and the Subscriber is a U.S. citizen or other United States person (as defined in the instructions to IRS Form W-9) , (b) under penalties of perjury, by signature below, the Subscriber certifies that the Subscriber is not subject to backup withholding because (i) the Subscriber is exempt from backup withholding, (ii) the Subscriber has not been notified by the Internal Revenue Service that the Subscriber is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified the Subscriber that the Subscriber is no longer subject to backup withholding, (c) under penalties of perjury, by signature below, if an exemption from FATCA reporting was requested on this document then the Subscriber certifies that the FATCA code(s) entered on this document, if any, indicating that the Subscriber is exempt from FATCA reporting is correct, and (d) the Subscriber agrees to notify their Investment Professional within 30 days of any change in the information set forth above. Certification instructions. You must cross out item (b) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature 1:
Signature 1		Date
Signer’s Name	Title
(please print)
Signature 2:
Signature 2		Date
Signer’s Name	Title
(please print)

Document No.:	Client Account No.:	Production No. / UST CAI No.:

Subscriber Name:		5 of 5

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